Exhibit 10.16

Amendment to Employment Agreement

This Amendment to Employment Agreement (this “Amendment”) is made effective as of February 25, 2019 (“Amendment Effective Date”) by and between Scientific Games Corporation, a Nevada corporation (the “Company”) and Michael Winterscheidt (“Executive”).

WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of February 27, 2017 (the “Agreement”);

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Change in Title.  The Agreement is hereby amended, effective as of the Amendment Effective Date, by deleting “Chief Accounting Officer” and replacing it with “Senior Vice President and Chief Accounting Officer” in Section 2.

2.                                      Increase in Base Salary.  The Agreement is hereby amended, effective as of the Amendment Effective Date, by adding the following sentence to the end of Section 3(a):

“Effective as of February 25, 2019, Executive’s base salary is increased to four hundred and seventy-five thousand U.S. dollars ($475,000.00) per annum.”

3.                                      Change in Notice address for the Company.  The Company’s address for notices in Section 15 is changed to the following: “Scientific Games Corporation, Attn: Legal Department, 6601 Bermuda Rd., Las Vegas, NV 89119.” This Amendment constitutes written notice of such change pursuant to Section 15(c) of the Agreement.

4.                                      Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms.  All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.

5.                                      This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of February 21, 2019.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Shawn Williams
Name:	Shawn Williams
Title:	SVP & CHRO

/s/ Michael Winterscheidt
Michael Winterscheidt